
<ARTICLE> 5
<LEGEND>
EXHIBIT 27_R96
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR                   6-MOS                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996             DEC-31-1996             DEC-31-1996
<PERIOD-END>                               DEC-31-1996             JUN-30-1996             SEP-30-1996
<CASH>                                              63                      56                      82
<SECURITIES>                                         0                       0                       0
<RECEIVABLES>                                      945                     872                     922
<ALLOWANCES>                                        31                      25                      31
<INVENTORY>                                        312                     320                     298
<CURRENT-ASSETS>                                  1666                    1806                    1862
<PP&E>                                            7508                    7696                    7578
<DEPRECIATION>                                    3239                    3683                    3459
<TOTAL-ASSETS>                                    7538                    7225                    7459
<CURRENT-LIABILITIES>                             2550                    2809                    2654
<BONDS>                                           1703                    1395                    1671
<PREFERRED-MANDATORY>                               75                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                             2                       2                       2
<OTHER-SE>                                        1922                    1689                    1793
<TOTAL-LIABILITY-AND-EQUITY>                      7538                    7225                    7459
<SALES>                                           4449                    2183                    3298
<TOTAL-REVENUES>                                  4449                    2183                    3298
<CGS>                                             2564<F1>                1260<F1>                1897<F1>
<TOTAL-COSTS>                                     2564<F1>                1260<F1>                1897<F1>
<OTHER-EXPENSES>                                   420<F1>                 206<F1>                 313<F1>
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                                 195                      99                     146
<INCOME-PRETAX>                                    452                     160                     303
<INCOME-TAX>                                       110                      37                      73
<INCOME-CONTINUING>                                342                     123                     230
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                       282                      98                     186
<EPS-PRIMARY>                                     1.85<F2>                 .66<F2>                1.23<F2>
<EPS-DILUTED>                                     1.77<F2>                 .63<F2>                1.18<F2>

<F1>Cost of goods sold and total costs are exclusive of depreciation and amortization which is shown on the other expense line in the Financial Data Schedule.
<F2>Effective in 1997, SFAS No. 128 established new standards for computing and presenting earnings per share (EPS). In the Financial Data Schedule, Praxair's Basic EPS is presented on the "EPS-Primary" line and Diluted EPS is presented on the "EPS-Diluted" line. Diluted EPS is consistent with Praxair's previously disclosed amounts. Under Item 601(c)(2)(iii) of Regulation S-K, Praxair is restating its previously submitted Financial Data Schedules for 1996 due to the new accounting standard, which requires retroactive restatement.

